Exhibit 10.69

BOSTON SCIENTIFIC CORPORATION

RESTRICTED STOCK AWARD AGREEMENT
FOR NON-EMPLOYEE DIRECTORS

This Agreement, dated as of the %%OPTION_DATE,’Month DD, YYYY%-% (the “Grant Date”), is between Boston Scientific Corporation, a Delaware corporation (the “Company”), and the person whose name appears on the Signature Page of this Agreement (the “Participant”), a non-employee director of the Company. All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Company’s Amended and Restated 2011 Long-Term Incentive Plan, as amended from time to time (the “Plan”).

1.    Grant and Acceptance of Award. The Company hereby awards to the Participant that number of shares set forth on the Signature Page of this Agreement (the “Restricted Stock”) of the Company’s Stock, subject to the restrictions set forth below. This award is granted pursuant to and is subject to the terms and conditions of this Agreement and the provisions of the Plan. The Participant hereby accepts the award of the Restricted Stock.

2.    Restrictions on Shares of Stock. Shares of Restricted Stock awarded hereunder shall be subject to the forfeiture restrictions described in Section 5 hereof and the limits on transferability described in Section 12 below.

3.    Lapse of Restrictions. Except as otherwise provided in Section 5 hereof (relating to a Separation From Service (as defined in the Boston Scientific Corporation Non-Employee Director Deferred Compensation Plan, as may be amended from time to time (the “Director Deferred Compensation Plan”)) and Section 6 hereof (relating to a Change in Control of the Company), shares of Restricted Stock awarded hereunder shall become free of the forfeiture restrictions described in Section 5 hereof on the last day of the Participant’s current term as a non-employee director of the Company.

4.    Participant’s Rights in Restricted Stock. The shares of Restricted Stock awarded hereunder shall be evidenced in the manner as the Company may determine. Any shares of Stock issued shall be registered in the name of the Participant and any certificates representing those shares of Stock may be held by the Company and not be delivered to the Participant until the lapse of all forfeiture restrictions with respect to the shares of Restricted Stock. The Participant agrees to deliver a stock power, endorsed in blank, relating to the shares of Restricted Stock awarded hereunder, if so requested by the Company. During the period that shares of Restricted Stock are subject to forfeiture (subject, however, to Section 12 of this Agreement relating to
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limits on transferability), the Participant will have all the rights of a stockholder of the Company with respect to the shares of Restricted Stock, including the right to receive dividends and the right to vote the shares of Restricted Stock.

5.    Separation From Service. If the Participant experiences a Separation From Service (as defined in the Director Deferred Compensation Plan) from the Company for any reason other than for cause prior to the end of the Participant’s current term as a non-employee director of the Company, any shares of Restricted Stock awarded hereunder that remain subject to forfeiture shall be free of restrictions pro rata based on the number of months of service completed by the Participant (rounded up to the nearest whole month) prior to such Separation From Service, and the remainder of such shares of Restricted Stock shall be immediately and automatically forfeited to the Company. If the Participant experiences a Separation From Service from the Company for cause, any shares of Restricted Stock awarded hereunder that have not been delivered to the Participant shall be immediately and automatically forfeited to the Company. For purposes of this Agreement, “cause” means a felony conviction of the Participant or the failure of the Participant to contest prosecution for a felony, or the Participant’s misconduct or dishonesty that is harmful to the business or reputation of the Company.

6.    Change in Control of the Company. In the event of a Change in Control of the Company, any shares of Restricted Stock awarded hereunder that remain subject to forfeiture shall immediately be free of restrictions.

7.    Consideration for Restricted Stock. The shares of Restricted Stock are being issued for no cash consideration.

8.    Legend on Certificate. The certificates representing the shares of Restricted Stock awarded hereunder, if delivered to the Participant prior to the lapse of the forfeiture restrictions, shall bear a legend substantially in the following form:

The transferability of this certificate and the shares of common stock represented hereby are subject to the terms and conditions (including forfeiture) of a Boston Scientific Corporation Long-Term Incentive Plan and a Restricted Stock Award Agreement entered into between the registered owner and Boston Scientific Corporation. Copies of the Plan and Agreement are on file in the offices of Boston Scientific Corporation at 300 Boston Scientific Way, Marlborough, MA 01752, USA.

In addition, certificates representing shares of Restricted Stock shall also bear an Affiliate Legend.

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9.    Delivery of Stock. The Company shall not be obligated to deliver any shares of Restricted Stock awarded hereunder until (i) all United States (“U.S.”) federal, state, local and non-U.S. laws and regulations as the Company may deem applicable have been complied with, and (ii) all other legal matters in connection with the issuance and delivery of such shares of Restricted Stock have been approved by the Company’s legal department.

10.    Responsibility for Taxes; Tax Withholding. The Participant shall be responsible for the payment of any and all income tax (including U.S. federal, state and local taxes and/or non-U.S. taxes), social insurance or other taxes of any kind (“Tax-Related Items”) required by law to be paid with respect to the shares of Restricted Stock awarded hereunder, including, without limitation, the payment of any applicable withholding, Self-Employment Contributions Act of 1954, as amended, and similar taxes or obligations. If the Participant elects pursuant to Code Section 83(b) to recognize taxable income in connection with the award of Restricted Stock pursuant to this Agreement, the Participant must notify the U.S. Internal Revenue Service (with a copy to the Company) of such election in writing within thirty (30) days of the Grant Date and must pay in cash to the Company the amount of withholding and other tax obligations associated with the election or make other arrangements satisfactory to the Company for the payment thereof. The Company (a) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock award, and (b) does not commit to structure the terms of the award to reduce or eliminate the Participant’s liability for Tax-Related Items.

The Company shall have the right and is hereby authorized to withhold Tax-Related Items required by law to be withheld with respect to the shares of Restricted Stock awarded hereunder from any compensation or other amount owing to the Participant, as may be necessary in the opinion of the Company to satisfy all such Tax-Related Items, requirements and withholding obligations. The Participant agrees to indemnify the Company and its Affiliates against any and all liabilities, damages, costs and expenses that the Company and its Affiliates may hereafter incur, suffer or be required to pay with respect to the payment or withholding of any Tax-Related Items.

11.    Investment Intent. The Participant acknowledges that the acquisition of the Restricted Stock is for investment purposes without a view to distribution thereof.

12.    Limits on Transferability. Until the restrictions imposed upon the Restricted Stock by this Agreement lapse in accordance with the terms of this Agreement and any applicable Addendum or by action of the Administrator, the shares of Restricted Stock awarded and accepted hereby are not transferable and shall not be sold, transferred, assigned, pledged, gifted,

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hypothecated or otherwise disposed of or encumbered by the Participant. Transfers of shares of Stock by the Participant are subject to the Company’s Stock Trading Policy and any applicable laws, rules and regulations.

    13.    Repatriation and Legal/Tax Compliance Requirements. If the Participant is resident outside of the United States, the Participant agrees to repatriate all payments attributable to the shares of Restricted Stock and/or cash acquired under the Plan (including, but not limited to, dividends and any proceeds derived from the sale of the shares of Stock acquired pursuant to the award) in accordance with local foreign exchange rules and regulations in the Participant’s country of residence. In addition, the Participant agrees to take any and all actions, and consent to any and all actions taken by the Company, as may be required to allow the Company to comply with local laws, rules and regulations in the Participant’s country of residence. Finally, the Participant agrees to take any and all actions as may be required to comply with the Participant’s personal legal and tax obligations under local laws, rules and regulations in the Participant’s country of residence.

    14.    Data Privacy. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Agreement and any other grant materials by the Company for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.

    The Participant understands that the Company may hold certain personal information about the Participant, including (but not limited to) the Participant’s name, home address, email address and telephone number, date of birth, social insurance, passport or other identification number (e.g., resident registration number), nationality, job title, any shares of Stock or directorships held in the Company, and details of all shares of Restricted Stock awarded to the Participant or any other entitlements to shares of Stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor (“Data”) for the purpose of implementing, managing and administering the Plan.

The Participant understands that Data may be transferred to any third parties assisting the Company with the implementation, administration and management of the Plan, including but not limited to E*TRADE Securities LLC (“E*TRADE”) or any successor or any other third party that the Company or E*TRADE (or its successor) may engage to assist with the administration of the Plan from time to time. The Participant understands the recipients of the Data may be located in the Participant’s country, in the United States or elsewhere, and that the recipients’ country may have different data privacy laws and protections than the Participant’s country. The Participant understands that the Participant may request a list

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with the names and addresses of any potential recipients of the Data by contacting the Company’s Vice President, Total Rewards.

The Participant authorizes the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any shares of Stock acquired under the Plan. The Participant understands that the Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Company’s Vice President, Total Rewards. Further, the Participant understands that the Participant is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later revokes his or her consent, the Participant’s service with the Company will not be adversely affected; the only consequence of refusing or withdrawing the Participant’s consent is that the Company would not be able to grant the Participant shares of Restricted Stock or other equity awards or administer or maintain such awards. Therefore, the Participant understands that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that he or she may contact the Company’s Vice President, Total Rewards.

15.    Nature of Grant. By participating in the Plan, the Participant acknowledges, understands and agrees that:

(a)    the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Administrator at any time, to the extent permitted by the Plan;

(b)    the grant of shares of Restricted Stock is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants or benefits in lieu of shares of Restricted Stock, even if shares of Restricted Stock have been granted in the past;

(c)    all decisions with respect to future grants of shares of Restricted Stock, if any, will be at the sole discretion of the Administrator;

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(d)    the grant of the shares of Restricted Stock and the Participant’s participation in the Plan shall not be interpreted to form a contractual or other relationship with the Company or its Affiliates; further, the award of shares of Restricted Stock hereunder shall not confer upon the Participant any right to continued service as a director of the Company and this Agreement shall not be construed in any way to limit the rights of the Company or its shareholders pursuant to the organizational documents of the Company and applicable law;

(e)    the Participant is voluntarily participating in the Plan;

(f)    the future value of the shares of Restricted Stock is unknown, indeterminable and cannot be predicted with certainty;

(g)    no claim or entitlement to compensation or damages shall arise from forfeiture of the shares of Restricted Stock resulting from the termination of the service relationship; and

(h)    the following provisions apply only if the Participant is resident outside the United States: (A) the shares of Restricted Stock, and the income and value of same are not part of normal or expected compensation for any purpose; and (B) the Company shall not be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the U.S. dollar that may affect the value of the shares of Restricted Stock or of any amount due to the Participant upon lapse of restrictions on the Restricted Stock or the subsequent sale of any shares of Stock acquired.

    16.    Not a Public Offering. If the Participant is resident outside the United States, the grant of Restricted Stock under the Plan is not intended to be a public offering of securities in the Participant’s country of residence. The Company has not submitted any registration statement, prospectus or other filings to securities authorities outside the United States unless otherwise required under local law, and the grant of Restricted Stock is not subject to the supervision of securities authorities outside the United States.

    17.    Insider Trading Restrictions/Market Abuse Laws. The Participant acknowledges that, depending on the Participant’s or his or her broker’s country of residence or where the shares of Stock are listed, the Participant may be subject to insider trading restrictions and/or market abuse laws that may affect the Participant’s ability to accept, acquire, sell or otherwise dispose of shares of Stock, rights to those shares of Stock or rights linked to the value of shares of Stock (e.g., phantom awards, futures) during such times the Participant is considered to have “inside information” regarding the Company, as defined in the laws or regulations in the Participant’s country. Local insider trading laws and regulations may prohibit the cancellation or

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amendment of orders the Participant placed before the Participant possessed insider information. Furthermore, the Participant could be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Participant acknowledges that it is the Participant’s responsibility to comply with any restrictions and is advised to speak to the Participant’s personal advisor on this matter.

    18.    No Advice Regarding Grant. No Employee of the Company is permitted to advise the Participant regarding participation in the Plan or the Participant’s acquisition or sale of the shares of Stock. Investment in shares of Stock involves a degree of risk. Before deciding whether to participate in the Plan, the Participant should carefully consider all risk factors relevant to the acquisition of shares of Stock under the Plan, and the Participant should carefully review all of the materials related to the Restricted Stock and the Plan. The Participant is hereby advised to consult with the Participant’s own personal tax, legal and financial advisors before taking any action related to the Plan.

    19.    Electronic Delivery of Documents. The Company may, in its sole discretion, deliver any documents related to the Restricted Stock and participation in the Plan or future grants of Restricted Stock that may be granted under the Plan, by electronic means unless otherwise prohibited by local law. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party-designated by the Company.

20.    Language. If the Participant is resident outside of the United States, the Participant hereby acknowledges and agrees that it is the Participant’s express intent that this Agreement and any applicable Addendum, the Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the Restricted Stock, be drawn up in English. The Participant acknowledges that he/she is proficient in the English language and understands the terms of this Agreement or has had the ability to consult with an advisor who is proficient in the English language. If the Participant has received this Agreement and any applicable Addendum, the Plan or any other documents related to the Restricted Stock translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.

21.    Addendum. Notwithstanding any provision of this Agreement to the contrary, the Restricted Stock shall be subject to any special terms and conditions for the Participant’s country of residence as are forth in an applicable addendum to the Agreement, if any (the “Addendum”).

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Further, if the Participant transfers residence to another country reflected in an Addendum to the Agreement, the special terms and conditions for such country will apply to the Participant to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local laws, rules and/or regulations or to facilitate the operation and administration of the Restricted Stock or the Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate the Participant’s transfer of residence). Any applicable Addendum shall constitute part of this Agreement.

    22.    Additional Requirements. The Administrator reserves the right to impose other requirements on the Restricted Stock, any shares of Stock acquired pursuant to the Restricted Stock and the Participant’s participation in the Plan to the extent the Administrator determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with local laws, rules and/or regulations or to facilitate the operation and administration of the Restricted Stock or the Plan. Such requirements may include (but are not limited to) requiring the Participant to sign any agreements or undertakings that may be necessary to accomplish the foregoing.

23.    Legal Notices. Any legal notice necessary under this Agreement shall be addressed to the Company in care of its General Counsel at the principal executive offices of the Company and to the Participant at the address appearing in the records of the Company for such Participant or to either party at such other address as either party may designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

    24.    Award Subject to the Plan; Conflicts. The award of Restricted Stock granted pursuant to this Agreement and any applicable Addendum is subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. This Agreement contains terms and provisions established by the Administrator specifically for the grant described herein. Unless the Administrator has exercised its authority under the Plan to establish specific terms of an Award, the terms of the Plan shall govern. Subject to the limitations set forth in the Plan, the Administrator retains the right to alter or modify the award of Restricted Stock granted pursuant to this Agreement as the Administrator may determine are in the best interests of the Company. The Participant hereby accepts the award of Restricted Stock subject to all the terms and provisions of the Plan and this Agreement and agrees that all decisions under, and interpretations of, the Plan and this Agreement by the Administrator, Committee or the Board shall be final, binding and conclusive upon the Participant and the Participant’s heirs and legal representatives.

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25.    Governing Law and Venue. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of The Commonwealth of Massachusetts (without regard to the conflict of laws principles thereof) and applicable federal laws. For the purpose of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of The Commonwealth of Massachusetts and agree that such litigation shall be conducted in the state courts of Massachusetts or the federal courts of the United States for the District of Massachusetts.

26.    Headings. The headings contained in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

27.    Severability. The Participant agrees that the provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

28.    Waiver. The Participant understands that the waiver by the Company with respect to the Participant’s compliance of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach of such party of a provision of this Agreement.

29.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to the one and the same instrument.

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IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed and delivered this Agreement as a sealed instrument as of the date and year first above written.

PLAN: AMENDED AND RESTATED 2011 LONG-TERM INCENTIVE PLAN
Number of Shares: %%TOTAL_SHARES_GRANTED%-%

BOSTON SCIENTIFIC CORPORATION

Name: Michael F. Mahoney
Title: President and Chief Executive Officer

%%FIRST_NAME%-% %%LAST_NAME%-%
PARTICIPANT*

*Signed via electronic signature

BY ELECTRONICALLY ACCEPTING THE AWARD, THE PARTICIPANT AGREES THAT (i) SUCH ACCEPTANCE CONSTITUTES THE PARTICIPANT’S ELECTRONIC SIGNATURE IN EXECUTION OF THIS AGREEMENT; (ii) THE PARTICIPANT AGREES TO BE BOUND BY THE PROVISIONS OF THE PLAN, THE AGREEMENT AND ANY ADDENDUM; (iii) THE PARTICIPANT HAS REVIEWED THE PLAN, THE AGREEMENT AND ANY ADDENDUM IN THEIR ENTIRETY, HAS HAD AN OPPORTUNITY TO OBTAIN THE ADVICE OF COUNSEL PRIOR TO ACCEPTING THE AWARD AND FULLY UNDERSTANDS ALL OF THE PROVISIONS OF THE PLAN, THE AGREEMENT AND ANY ADDENDUM; (iv) THE PARTICIPANT HAS BEEN PROVIDED WITH A COPY OR ELECTRONIC ACCESS TO A COPY OF THE U.S. PROSPECTUS FOR THE PLAN; AND (v) THE PARTICIPANT HEREBY AGREES TO ACCEPT AS BINDING, CONCLUSIVE AND FINAL ALL DECISIONS OR INTERPRETATIONS OF THE ADMINISTRATOR OR ITS AUTHORIZED DELEGATE UPON ANY QUESTIONS ARISING UNDER THE PLAN, THE AGREEMENT AND ANY ADDENDUM.

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